UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 30, 2020

NEUROMETRIX, INC.
(Exact name of registrant as specified in charter)

Delaware	001-33351	04-3308180
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4B Gill Street, Woburn, Massachusetts	01801
(Address of principal executive offices)	(Zip Code)

(781) 890-9989
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Stock, $0.0001 par value per share	NURO	The Nasdaq Stock Market LLC
Preferred Stock Purchase Rights

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 30, 2020, the Compensation Committee of the Board of Directors of NeuroMetrix, Inc. (the “Company”) approved new employment agreements for Shai N. Gozani, M.D., Ph.D., President and Chief Executive Officer of the Company and Thomas T. Higgins, Senior Vice President and Chief Financial Officer of the Company.

Effective as of January 1, 2021, Dr. Gozani’s annual base salary of $415,000 will be paid in a combination of cash and either shares of the common stock, $0.0001 par value per share, of the Company (“Common Stock”) or options to purchase Common Stock . During 2021, Dr. Gozani’s cash compensation will be at the amount required to meet employment standards of the Commonwealth of Massachusetts and the employee’s share of medical and other insurance benefits. These are currently estimated to total approximately $25,000. Equity compensation will provide the remainder of Dr. Gozani’s base salary, in the approximate amount of $390,000, valued based on a Black-Scholes pricing model. Mr. Higgins’ annual base salary of $325,000 will be paid in a combination of cash and either shares of Common Stock or options to purchase Common Stock. During 2021, Mr. Higgins’ cash compensation will be $200,000 and equity compensation will provide the remainder of his base salary, in the amount of $125,000, valued based on a Black-Scholes pricing model. The cash to equity blend of amounts payable for the base salary of each of the Chief Executive Officer and the Chief Financial Officer will be reviewed annually by the Compensation Committee. In addition, Dr. Gozani is eligible to receive an annual performance bonus in an amount up to 62.5% of his base salary, and Mr. Higgins is eligible to receive an annual performance bonus in an amount up to 50% of his base salary, payable in cash or shares of Common Stock, as well as other compensation as described in the respective employment agreements.

The descriptions above of the new employment agreements are qualified in their entirety by reference to the forms of agreements attached hereto as exhibits.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.13.5	Employment Agreement dated December 30, 2020, by and between NeuroMetrix Inc. and Shai N. Gozani, M.D., Ph.D.
10.14.4	Employment Agreement dated December 30, 2020, by and between NeuroMetrix Inc. and Thomas T. Higgins

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEUROMETRIX, INC.

Date: December 31, 2020    By:    /s/ Thomas T. Higgins___________________
    Thomas T. Higgins
    Senior Vice President, Chief Financial Officer and Treasurer